Exhibit 23.1

CONSENT OF OUM & CO. LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2010 Equity Incentive Plan of our reports dated February 27, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of VIVUS, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ OUM & CO. LLP

San Francisco, California

November 5, 2014